UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported): June 24, 2022

Commission File Number: 1-11607
DTE Energy Company

Michigan	38-3217752
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrants address of principal executive offices: One Energy Plaza, Detroit, Michigan 48226-1279
Registrants telephone number, including area code: (313) 235-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, without par value	DTE	New York Stock Exchange

2017 Series E 5.25% Junior Subordinated Debentures due 2077	DTW	New York Stock Exchange

2019 6.25% Corporate Units	DTP	New York Stock Exchange

2020 Series G 4.375% Junior Subordinated Debentures due 2080	DTB	New York Stock Exchange

2021 Series E 4.375% Junior Subordinated Debentures due 2081	DTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 24, 2022 (the “Effective Date”), DTE Energy Company (“DTE Energy”) entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) with lenders from time to time party thereto and The Bank of Nova Scotia, as administrative agent for such lenders. The Term Loan Agreement will terminate on December 22, 2023 and provides for borrowings up to an aggregate principal amount of $1,125,000,000 with an accordion feature for up to an additional $75,000,000.

There were no amounts borrowed under the Term Loan Agreement as of the Effective Date. The Term Loan Agreement requires DTE Energy to draw (i) an aggregate principal amount of at least $400,000,000 on or before August 23, 2022 and (ii) an aggregate principal amount of at least $800,000,000 on or before December 21, 2022. DTE Energy intends to use the proceeds from borrowings under the Term Loan Agreement for general corporate purposes.

Borrowings under the Term Loan Agreement will, at DTE Energy’s option, bear interest on the principal amount outstanding at either (i) term Secured Overnight Financing Rate (SOFR) plus an applicable margin rate plus a credit spread adjustment of 10 basis points or (ii) a “base rate” plus an applicable margin rate.

The Term Loan Agreement contains customary covenants and events of default, which are substantially consistent with the provisions of DTE Energy’s existing Fourth Amended and Restated Five-Year Credit Agreement, dated as of April 15, 2019. In addition, the Term Loan Agreement requires that DTE Energy maintain a ratio of total funded debt to capitalization of at least (i) 0.70:1 until December 31, 2022 and (ii) 0.65:1 thereafter, subject to the conditions and calculated as described in the Term Loan Agreement.

The lenders under the Term Loan Agreement or their affiliates may have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services, or other services for DTE Energy and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, a copy of which will be filed with the DTE Energy’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2022

DTE Energy Company
(Registrant)

/s/David Rudd
David Rudd
Senior Vice President and Chief Financial Officer